UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 9, 2008
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD
On October 9, 2008, Lighting Science Group Corporation issued a press release to announce that it had been granted a preliminary injunction against Philips Solid State Lighting Solutions, Inc., Koninklijke Philips Electronics N.V. and Philips Electronics North America Corporation. A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.
Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this current report contains material investor information that is not otherwise publicly available.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
99.1	Press release, issued October 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: October 9, 2008	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance

EXHIBIT INDEX

Number	Exhibit
99.1	Press release, issued October 9, 2008.